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                                  EXHIBIT 23.5
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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the inclusion and incorporation by reference in this registration statement of The Maxim Group, Inc. on Form S-4 of our report dated April 28, 1995 with respect to the financial statements of Pharr Yarns of Georgia, Inc. for the fiscal year ended March 25, 1995, appearing in the Form 8-K/A-1 of Image Industries, Inc. dated September 12, 1995, and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Charlotte, North Carolina
July 18, 1996